Exhibit 3.1

                          ARTICLES OF INCORPORATION OF
                            SUSTAINABLE POWER CORP.
        (f/k/a Offshore Creations, Inc.; f/k/a Sandy Creek Corporation)


KNOW ALL ME BY THESE PRESENTS, that I, the undersigned, do hereby associate myself into a corporation under and pursuant to the provisions and by virtue of the laws of the State of Nevada, as provided in the Corporation Act of 1925, and all Acts amendatory thereof and supplemental thereto, and for that purpose do hereby make, subscribe, acknowledge, certify, and set forth as follows:

FIRST:          That the name of the corporation shall be:

                            SUSTAINABLE POWER CORP.

     SECOND:     The  resident agent is Michael R. Balabon, Esq. located at 6260
S. Rainbow, Ste. 110, Las Vegas, Nevada 89118, but the corporation may maintain offices, agencies, and places of business in any other state in the United States and in foreign countries without restriction as to place, and the corporation may keep such books, papers, and records of the corporation as are not required by law to be kept within the State of Nevada, and as the directors may find convenient in such offices, agencies, and places of business.

     THIRD:     The  nature of the business to be transacted and the objects and purposes to be promoted and carried on by the corporation shall be to engage in any and all lawful activities.

     FOURTH:     The  amount  of the authorized capital stock of the corporation is two billion (2,000,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock, with the par value and voting restrictions set forth below in Articles FIFTH and SIXTH.

     No stockholder of the corporation shall by reason of holding shares in the corporation possess a preemptive and preferential right to purchase or subscribe to shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase of any class, now or hereafter to be authorized.

     FIFTH: The aggregate number of shares of common stock which this corporation shall have authority to issue shall be two billion (2,000,000,000) shares at par value of one ten thousandth of one cent ($.0001) per share. The common stock of the corporation that is issued and outstanding shall be entitled to vote fifty percent (50%) of the stockholder voting rights. Each holder of common stock shall be entitled to one vote for each share of common stock held.

     SIXTH: The aggregate number of shares of preferred stock which this corporation shall have authority to issue shall be twenty million (20,000,000) shares at par value of one thousandth of one cent ($.0001) per share. The preferred stock shall be divided into Series A preferred stock, Series B preferred stock, and Series C preferred stock which shall have all the same rights and privileges except voting rights as expressly set forth below:

     (a) Series A preferred stock which shall consist of ten million (10,000,000) shares, shall have no voting rights.

     (b) Series B preferred stock which shall consist of nine million nine hundred ninety thousand (9,990,000) shares, shall have no voting rights.

     (c) Series C preferred stock which shall consist of ten thousand (10,000) shares, shall be entitled to vote fifty percent (50%) of the stockholders' voting rights. Each holder of preferred stock Series C shall be entitled to one (1) vote for each share of preferred stock, Series C, held.

     SEVENTH: Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of this corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of the corporation and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

EIGHTH: The members of the governing board shall be known as directors and the number thereof shall be at least one (1), with the exact number and terms of office to be fixed by the bylaws of the corporation; provided, that at least one-fourth (1/4) of the members of the Board of Directors shall be chosen annually by the shareholders of the corporation.

The name and address of the current Board of Directors, consisting of one (1) director, is as follows:

     NAME                    ADDRESS
     ----                    -------

     John  Rivera            110  L.E.  Barry  Road,  Natchez,  MS  39120

NINTH:  The  name  and  address  of  the  original  incorporator  is as follows:

     NAME                    ADDRESS
     ----                    -------

     Gabriel  Gonzalez       P.O.  Box  343544,  Florida  City,  FL  33034

     TENTH:    This  corporation  is  to  have  perpetual  existence.

     ELEVENTH: A director or officer of the corporation shall not be liable to the corporation or its shareholders for damages for breach of fiduciary duty as a director or officer except for liability that, by express provision of Chapter 78 of the Nevada Revised Statutes, as amended and in effect of Nevada having similar import and effect, cannot be eliminated.

     TWELFTH:     The  SIXTH  and  ELEVENTH Articles shall not be amended or repealed except by vote of the holders of two-thirds (2/3) of all the issued and outstanding shares of each class of the capital stock of this corporation that are entitled to vote.

     THIRTEENTH: In furtherance, and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized:

     Subject to the bylaws, if any, adopted by the stockholders, make, alter or amend the--bylaws of the corporation;

     To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

     From time-to-time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other that the original or duplicates stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspection any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors:

     To indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was an officer, director, employee or agent of the Corporation, or is or was deserving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or in connection with the action, suit, or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation (derivative actions) to procure a judgment in its favor by reason of the fact that he is or was an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation. No officer, director, employee or agent of the Corporation may be indemnified in a derivative action for any caim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper;

     Determination that indemnification of an officer or director is improper must be made by the shareholders or by majority vote of a quorum of directors who were not parties to the act, suit or proceeding.

     This corporation may, in its bylaws, confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

     FOURTEENTH: Both stockholders and directors shall have power, if the bylaws so provide, to hold their meetings, and to have one or more offices within or without the State of Nevada, and to keep the books of this corporation (subject to the requirements of the Nevada Revised Statutes) outside the State of Nevada at such places as may from time-to-time be designated by the Board of Directors.

     FIFTEENTH: This corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


THE UNDERSIGNED is the current sole director of this corporation originally formed on February 24, 2004 by the sole incorporator hereinbefore named.

IN WITNESS WHEREOF, I accordingly have hereunto set my hand and seal on these updated Articles of Incorporation this 6th day of February, 2007.


     BY:  /s/  JOHN  RIVERA
          -----------------
          DIRECTOR

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

---------------------------------------------------------
Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
---------------------------------------------------------

             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

Offshore Creations, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1

The name of the Corporation shall be: Sustainable Power Corp.



Article 4

The amount of the authorized capital stock of the corporation is two billion (2,000,000,000) shares of par value $.0001 common stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 73%
                                                        ---

4.     Effective date of filing (optional):

5.     Officer signature (required):  /s/ John Rivera
                                      ---------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

---------------------------------------------------------
Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
---------------------------------------------------------

             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

Sustainable Power Corp.

2. The articles have been amended as follows (provide article numbers, if available):


Article 4

The amount of the authorized capital stock of the corporation is three billion (3,000,000,000) shares of par value $.0001 common stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 80%
                                                        ---

4.     Effective date of filing (optional):

5.     Officer signature (required):  /s/ John Rivera
                                      ---------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.